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                                                                    EXHIBIT 99.1



CONSENT OF DEUTSCHE BANK SECURITIES INC.

We hereby consent to (i) the inclusion of our opinion letter, dated April 5, 2002, to the Board of Directors of Ameritrade as Annex A to the Joint Proxy Statement / Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "SUMMARY -- Opinions of Ameritrade's Financial Advisors", "THE MERGER -- Background of the Merger", "THE MERGER -- Recommendation of Ameritrade's Board of Directors and Reasons for the Merger" and "THE MERGER -- Opinions of Ameritrade's Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     DEUTSCHE BANK SECURITIES INC.


                                     By:      /s/ Robert L. Thornton, Jr.
                                              ---------------------------
                                     Name:    Robert L. Thornton, Jr.
                                              ---------------------------
                                     Title:   Managing Director
                                              ---------------------------
May 17, 2002